Exhibit 10.59                                               EXECUTION COPY

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT, made as of the 1st day of October, 1998, by and between:

      FIDELITY HOLDINGS, INC., a Delaware corporation having its executive office at 80-02 Kew Gardens Road, Kew Gardens, New York 11415 (hereinafter referred to as "COMPANY") and its subsidiary, MAJOR AUTOMOTIVE GROUP, INC. (hereinafter "MAJOR")

                                       AND

      CLEMONT INVESTMENTS LTD., a Gibraltar corporation having its principal office at 292A Main Street, Gibraltar (hereinafter referred to as "CONSULTANT").

WITNESSETH THAT:

      WHEREAS, COMPANY, through its wholly-owned subsidiary and division, Major Acquisition, Inc. (a/k/a "Major Automotive Group" and/or "Major Automotive Group, Inc.", is engaged in the business of selling and marketing automobiles, trucks, and other vehicles (the "Automotive Business") and has sought, and is seeking, to expand its Automotive Business in Russia and Eastern Europe;

      WHEREAS, CONSULTANT is organized, inter alia to provide business advisory services regarding the establishment in Europe of branches or operations of U.S.-based companies, and as the result of activities in anticipation of this Consulting Agreement has developed various contacts, arrangements, relationships, etc. relating to the Automotive Business, and such experience and knowledge may be highly useful to MAJOR and its management;

      WHEREAS, as the result of activities performed in anticipation of this Consulting Agreement relating to the Automotive Business, CONSULTANT has developed a list of potential contacts, clients, customers, strategic partners, and other businesses or entities who or which may be desirous of entering into business relations with MAJOR (the "LIST") which LIST MAJOR desires to acquire;

      WHEREAS, CONSULTANT believes that the prior experience and business backgrounds and contacts of its management, employees and affiliates can be of value to the COMPANY and the COMPANY recognizes the benefits accruing to itself from CONSULTANT's association with the COMPANY and has agreed to employ CONSULTANT as a consultant to COMPANY on the herein terms and conditions, intending the CONSULTANT to rely on COMPANY's agreement thereto;

      WHEREAS, COMPANY desires to retain the on-going contacts which CONSULTANT may develop as the result of the performance of services hereunder and retain solely the benefits which may be derived from the efforts of CONSULTANT on behalf of COMPANY by having the exclusive right to the consulting and advisory services of CONSULTANT relating to automotive industry and COMPANY's Automotive Business and to restrict CONSULTANT with respect to its activities relating to the Automotive Business;

      WHEREAS, the parties have agreed upon the terms of such arrangements and desire a written, formal contract to evidence their understandings;

NOW, THEREFORE, in consideration of the mutual promises, covenants and forebearances contained herein, and intending to be legally bound, the parties have agreed as follows:

                                        I
                                     SUMMARY

      1. SUMMARY OF AGREEMENT. This Agreement is divided into four (4) parts:

      Part II:   Consulting Services to MAJOR regarding the Automotive Business;

      Part III:  Conveyance of the LIST;

      Part IV:   Exclusivity/Restrictive Covenants; and

      Part V:    Miscellaneous provisions applicable to all Parts.

                                       II
                              CONSULTING AGREEMENT

      2. CONSULTING EMPLOYMENT. For the term provided in Paragraph 3 following, COMPANY hereby employs CONSULTANT as a consultant and advisor, and CONSULTANT hereby accepts that employment, upon the terms and conditions hereinafter set forth in this Part II and Part IV below. CONSULTANT is an independent contractor without authority, either as principal or agent, to bind, commit or obligate the COMPANY or MAJOR in any way with any third parties. As an independent contractor: CONSULTANT shall be responsible for payment of its own taxes and the filing of its own tax reports and returns; the payment of wages, salaries and compensation to its employees, consultants, and agents; the withholding and payment of payroll taxes and related charges; and the carrying of all required insurance, including workmen's compensation.

      3. TERM. (a) This Consulting Agreement shall become effective upon execution, except that the consulting services shall commence on January 1, 1999, or sooner at the option of the COMPANY with written notice to CONSULTANT.

(b) Part II of this Consulting Agreement shall continue and exist for a period of three (3) years from the effective date. Part IV of this Consulting Agreement shall continue and exist for the periods specified in the Paragraphs thereof.

      4. COMPENSATION-BASE AND HARDSHIP. (a) For the basic services rendered under this Part II of this Consulting Agreement (i.e., for regular consulting and advisory services), COMPANY shall pay CONSULTANT a base fee in the form of Fifty-four Thousand (54,000) shares of the COMPANY's Common Stock. Such shares shall be issued immediately, in the name of CONSULTANT, upon the execution of this Agreement as thirty-six (36) certificates for 1,500 shares each, so as to establish CONSULTANT as a shareholder as of the date of issuance as to all 54,000 shares. However, CONSULTANT shall not be deemed vested with ownership of such shares until delivered to CONSULTANT as provided herein. The certificates shall be held in escrow by Robert Salad, Esq. who shall deliver a certificate for 1,500 shares to CONSULTANT monthly, in advance, for the services to be rendered for that month, commencing on January 1, 1999 for the services to be rendered in the month of January, 1998 (or sooner at the COMPANY'S option as provided in Section 3 hereof). CONSULTANT shall not be entitled to vote any of the 54,000 shares, including the shares held in escrow pending delivery of such shares to CONSULTANT as provided herein until such shares are vested. Any dividends declared and or paid with respect to delivered and vested shares shall be paid directly to CONSULTANT. Any dividends declared or paid with respect to undelivered, unvested and escrowed shares shall be paid to Robert Salad, Esq. and shall also be held in escrow pending delivery and shall follow the delivery; i.e., proportionately delivered to CONSULTANT as the shares are delivered.

(b) The parties acknowledge that in negotiating this fee and its equal installment payment they recognized that the consulting and advisory services will probably not be performed in equal monthly segments, but may be substantial during the early portion of the term and less thereafter as MAJOR's relationships and communications lines are established. Thus, part of the compensation for earlier services will be deferred and the lessening or termination of services shall not constitute a breach or termination hereof, but the level fee shall continue. Furthermore, in view of MAJOR's and COMPANY's desire that CONSULTANT's services with respect to the automotive industry be exclusively for the benefit of MAJOR, any failure by MAJOR to assign projects shall not be deemed a breach of this Agreement by CONSULTANT.

(c) The parties recognize that the current political and economic climates of Russia and Eastern Europe are unstable, subject to substantial inflation, and involve the performance of on-site services under difficult, hardship, and possibly hazardous, conditions. Accordingly, where performance of the services will require actual travel to and presence in such areas, prior to the performance of any services, the parties shall establish a level of additional compensation, payable in cash or additional shares of COMPANY's Common Stock, as compensation for operations under such conditions. Such additional compensation shall take into consideration both the conditions applicable and the value of the services, and shall be in addition to any costs as provided in Paragraph 8(a) below.

      5. DUTIES. CONSULTANT shall perform consulting and advisory services for MAJOR with respect to establishment and expansion of its Automotive Business in Russia and Eastern Europe (the "Territory"). CONSULTANT shall have no responsibility for, and shall not have any involvement in, matters affecting the Company outside of the Territory unless otherwise directed in writing by the President. CONSULTANT shall act, within and with respect to such Territory, as a business consultant and advisor to MAJOR, performing services as MAJOR shall request or direct, including but not limited to:

(a) As MAJOR shall request or direct in writing, CONSULTANT shall seek to make MAJOR and its Automotive Business known to the financial and business community in Russia and Eastern Europe and to the financial community interested in or capable of financing MAJOR's dealerships and distributorships or consumer purchases, as well as the business and financial media and the public generally.

(b) As MAJOR shall request or direct in writing, CONSULTANT shall assist in contacting, establishing communication with, and introducing MAJOR's executives to, financial institutions and investors potentially interested in (i) securing a franchise or entering into a relationship with MAJOR for the establishment of a dealership or distributorship, or (ii) providing floor plan financing to MAJOR or one of its importers, dealers or distributors, or (iii) providing consumer financing for the purchase of automobiles, trucks or other motor vehicles from MAJOR, or one of its dealers or distributors.

(c) As MAJOR shall request or direct in writing, CONSULTANT shall serve as a liaison between MAJOR and the Russian and Eastern European automotive industry and relevant government agencies, and CONSULTANT shall provide such analyses of the Russian and European automotive markets as MAJOR may request.

(d) As MAJOR shall request or direct in writing, advise MAJOR with respect to its and its dealers and distributors sales and marketing arrangements and plans, including: specific marketing and sales focuses by country or region; public relations and advertising programs, media selection, industry trade shows, and expenditures therefor; employment of import brokers, transportation companies, sales representatives and distributors; pricing and sales terms; product feature emphasis; product bundling and un-bundling; licensing, franchise, dealership and distributorship agreements; and other factors relating to MAJOR's Automotive Business.

(e) As MAJOR shall request or direct in writing, assist MAJOR in finding, recruiting, hiring, compensating and retaining dealers, distributors, and sales and marketing personnel.

(f) As MAJOR shall request or direct in writing, assist COMPANY in analyzing business and product strengths and weaknesses, advising on competition and the current automotive markets in the various countries, devising and revising a business plan for the geographic areas.

(g) As MAJOR shall request or direct in writing, assist MAJOR in securing capital financing, both debt and equity financing, for its Automotive Business.

(h) As MAJOR shall request or direct in writing, assist MAJOR in establishing an acquisition strategy within the geographical areas, introduce MAJOR to potential dealership and distributorship acquisition candidates and assist MAJOR to identify, contact, analyze and negotiate with potential dealership and distributorship acquisition candidates.

(i) As MAJOR shall request or direct in writing, assist MAJOR in securing trade name and product exposure and advise with respect to securing media coverage and exposure.

(j) CONSULTANT shall perform such other consulting and advisory duties as MAJOR's Management may reasonably request in writing, consistent with the foregoing duties.

      Notwithstanding the foregoing, CONSULTANT shall cause its employees to devote up to fifty (50%) percent of their business time and attention to the COMPANY's matters, if so requested in writing.

      6. EXTENT AND PLACE OF SERVICES. CONSULTANT shall devote such adequate, reasonable, and proper time, attention, and energies to the business of MAJOR as shall be necessary or consistent with the performance of its duties hereunder. It is understood that, except as provided by Paragraph 10 in Part IV below, CONSULTANT has and/or may have other employment or consulting arrangements and that this engagement is neither exclusive nor full-time. The consulting and advisory services of CONSULTANT shall be performed off-shore, i.e., outside of the United States.

      7. WORKING FACILITIES. CONSULTANT shall provide its services from its own offices the cost for which offices shall be at CONSULTANT's own expense. MAJOR shall provide such local and regional site offices and such personnel support as may be mutually agreed upon from time to time.

      8. EXPENSES. (a) CONSULTANT, in providing the foregoing services, shall advise MAJOR in advance of the performance of such services, of the costs anticipated to be incurred in the performance of such services and shall establish with MAJOR a costs budget. MAJOR shall be responsible for all budgeted costs of providing the services including, but not limited to, out-of-pocket expenses for travel, entertainment, postage, express delivery and messenger service, telephone/ facsimile charges, as well as compensation to third party vendors, consultants, advisors, and agents. Such costs shall be in addition to any additional compensation as provided in Paragraphs 4(a) and 4(c) above.

(b) Except for costs budgeted as provided above, CONSULTANT is not authorized to incur expenses on behalf of, or chargeable to, COMPANY, with respect to the business travel of its management, employees or affiliates, including transportation, lodging, food, entertainment, etc. except within such guidelines as may be established form time to time by the Board of Directors of COMPANY, or as specially agreed upon, in advance, for any specific project. COMPANY shall reimburse CONSULTANT for authorized expenses within such guidelines or prior agreement upon presentation by CONSULTANT, from time to time, of an itemized account of such expenditures in such form as COMPANY may require, together with receipts or other proofs of the expenditures as may be required.

                                       III
                               CONVEYANCE OF LIST

      9. CONVEYANCE OF THE LIST. (a) Prior to the execution of this Agreement, COMPANY has examined the LIST, is aware of its contents, and accepts such LIST hereunder with the specific understanding that CONSULTANT makes no representation or warranty that any such persons or entities listed shall enter into any business arrangement with COMPANY, and it shall be the responsibility of COMPANY to further contact such persons and entities, negotiate with them, and reach any agreement or relationship.

(b) CONSULTANT represents and warrants:

(i) although compiled by its affiliates, officers, directors, agents and/or consultants, CONSULTANT is the owner of such LIST and has the authority to convey such LIST to MAJOR;

(ii) such LIST contains the names and addresses of each and every contact, potential client, potential customer, potential strategic partner, and other businesses which may be interested in entering into a business relationship with MAJOR pertaining to its Automotive Business, and CONSULTANT has not withheld the names and addresses of any potential contacts, clients, customers, strategic partners, or business contacts which could be useful to MAJOR with respect to its Automotive Business.

(iii) CONSULTANT has not previously conveyed, or disclosed, the names and addresses on such LIST to any other of its consulting clients, has not entered into any other agreement or understanding for the conveyance or disclosure of such LIST, such LIST was not compiled by reason of funding or a contractual commitment from any other consulting client, and there are no liens, claims, encumbrances or charges of any kind pertaining to such LIST.

(iv) Upon the conveyance of such LIST hereunder, CONSULTANT shall treat such LIST as the exclusive property of MAJOR and shall not itself use, or use, disclose, or convey any of the names and addresses on such LIST for its own benefit or for the benefit of any person or entity, whether or not a consulting client.

(b) CONSULTANT, on behalf of itself, its affiliates, shareholders, officers, directors, employees, agents and consultants, hereby conveys, sells, transfer and assigns all of its right, title and interest in and to the LIST to MAJOR, free and clear or any liens, claims, encumbrances and charges, of any kind whatsoever.

(c) In consideration for the conveyance of the LIST to MAJOR, COMPANY shall issue to CONSULTANT, upon the execution hereof, Seventy-nine Thousand Five Hundred (79,500) shares of its Common Stock. Such issuance shall be in full and complete payment of the LIST, there shall be no further compensation due to CONSULTANT in the event that COMPANY and/or MAJOR shall negotiate any agreement or develop any relationship with any named person or entity, and such shares shall be deemed earned by CONSULTANT upon conveyance of the LIST and without the required performance of any future services with respect thereto.

                                       IV
                       EXCLUSIVITY OF CONSULTING SERVICES
                                       AND
                              RESTRICTIVE COVENANTS

      10. EXCLUSIVITY. CONSULTANT, on behalf of itself, its officers, directors, employees and agents, agrees that, during the term of the three years of consulting services provided in Part II above, and for a period of two (2) years thereafter, or for a period to December 31, 2003, it shall not, directly or indirectly, consult for, and provide advisory services to, or provide any information to, any person or entity engaged in the Automotive Business. CONSULTANT shall not, directly or indirectly, contact, solicit, or direct any person, firm or corporation, to contact any other person or entity engaged in the automotive industry for the purpose of providing consulting or advisory services, or information, that are the same as or similar to, any services or information provided to MAJOR by CONSULTANT hereunder.

      11. NON-DISCLOSURE OF INFORMATION. CONSULTANT recognizes and acknowledges that, during the course of its employment hereunder, it will have access to valuable proprietary information relating to MAJOR and its Automotive Business, a substantial portion of which may be developed or created by CONSULTANT in the performance of its services hereunder, and that such information constitutes unique assets of the business of MAJOR and the COMPANY. To the extent that such proprietary information is developed by CONSULTANT pursuant to the performance of its consulting services under Part II above, CONSULTANT hereby assigns to MAJOR, without further consideration to CONSULTANT, the entire right title and interest in and to the such work product and in and to all proprietary rights therein or based thereon, and CONSULTANT agrees that the work product shall be deemed to be a "work made for hire". Neither CONSULTANT not any of its affiliates, employees, officers, directors, agents and consultant will, during or after CONSULTANT's employment, personally use or disclose all, or any part of, such proprietary information to any person, firm, corporation, association, agency, or other entity except as properly required in the conduct of the business of MAJOR and/or the COMPANY, or except as authorized in writing by MAJOR, publish, disclose or authorize anyone else to publish or disclose, any secret or confidential matter relating to any aspect of the business of MAJOR with which CONSULTANT'S service may in any way acquaint CONSULTANT. In the event of a breach, or threatened breach, by CONSULTANT, of the provisions of this Paragraph, COMPANY and/or MAJOR shall be entitled to a preliminary, temporary and permanent injunction restraining CONSULTANT from disclosing in whole or in part, any such proprietary information and/or form rendering any services to any person, firm, corporation, association, agency, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Furthermore, nothing herein shall be construed as prohibiting COMPANY and/or MAJOR from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery or damages from CONSULTANT.

      12. NONSOLICITATION COVENANT. During the term of this Agreement and for a period of two (2) years after the termination of this Agreement CONSULTANT shall not solicit, directly or indirectly, by any means, any of the MAJOR's customers, prospective customers, or employees, either for itself or any other person or entity.

      13. NON-COMPETITION COVENANT. During the term of this Agreement and for a period of two (2) years after the termination of this Agreement CONSULTANT shall not, directly or indirectly, engage in or carry on in any manner (including, without limitation, as principal, shareholder [other than a passive investor with less than a five percent (5%) interest] , partner, lender, agent, employee, consultant, or investor [other than a passive investor with less than a five percent (5%) interest], trustee, or through the agency of any corporation, partnerships, limited liability company or association) any business in competition with MAJOR or its Automotive Business.

      14. CONSIDERATION. (a) In consideration for the foregoing covenants of exclusivity, non-disclosure, nonsolicitation and non-competition, COMPANY shall pay CONSULTANT a fee of Fifty-four Thousand (54,000) shares of the COMPANY's Common Stock. Such shares shall be issued, in the name of CONSULTANT, immediately upon the execution of this Agreement as thirty-six (36) certificates for 1,500 shares each, so as to establish CONSULTANT as a shareholder as of the date of issuance as to all 54,000 shares. However, CONSULTANT shall not be deemed vested with ownership of such shares until delivered to CONSULTANT as provided herein. The certificates shall be held in escrow by Robert Salad, Esq. who shall deliver a certificate for 1,500 shares to CONSULTANT monthly, commencing on January 1, 1999 (or sooner at the COMPANY'S option as provided in Section 3 hereof). CONSULTANT shall not be entitled to vote all 54,000 shares, including all shares held in escrow, pending delivery of such shares to CONSULTANT as provided herein until such shares are vested. Any dividends declared and or paid with respect to delivered and vested shares shall be paid directly to CONSULTANT. Any dividends declared or paid with respect to undelivered, unvested and escrowed shares shall be paid to Robert Salad, Esq. and shall also be held in escrow pending disposition and shall follow the disposition; i.e., proportionately delivered to CONSULTANT as the shares are delivered.

(b) In addition to the foregoing, any shares allocated as fee compensation for the performance of consulting and advisory services under Part II which COMPANY shall not consider to have been "earned" by the performance of actual consulting and advisory services shall be deemed additional consideration for the exclusivity covenant.

                                     PART V
                                  MISCELLANEOUS

      15. ISSUANCE FOR INVESTMENT PURPOSES/CALL. (a) CONSULTANT acknowledges that the shares being issued pursuant to this Consulting Agreement are being issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission or any state securities commission or agency. CONSULTANT represents and warrants that it is acquiring such shares for investment and not, directly or indirectly, with a view to, or for resale in connection with, and distribution of the shares. The certificates for all of the shares being issued pursuant to this Consulting Agreement shall bear a legend on the face thereof indicating that such shares have not been registered under the Securities Act of 1933 and are restricted as to further transfer as provided by Section 4(2) and the rules and regulations thereunder. All of the shares issued hereunder shall be issued as "restricted shares" as set forth above.

(b) COMPANY is hereby granted the right, by CONSULTANT, to call and redeem (repurchase) the shares being issued hereunder. On or before the fifteenth
(15th) day of each month, commencing January 1, 1999 (or sooner at the COMPANY'S option as provided in Section 3 hereof) and continuing for the thirty-six month term of Part II, time being of the essence of this provision, COMPANY may deliver written notice to CONSULTANT of its intent to repurchase up to Five Thousand Two Hundred Eight (5,208) shares of the total 187,500 shares being issued hereunder to the extent such shares are available (have not been sold by CONSULTANT) at the time of the Call. The Call (redemption and repurchase) price shall be the higher of:

      (i) Four Dollars ($4.00) per share; and

      (ii) Eighty-five percent (85%) of the average closing bid price of the COMPANY's Common Stock on the NASDAQ Bulletin Board, Small-Cap Market or National Market, as the case may be, during the twenty (20) trading days immediately preceding the date of the Call.

To exercise the Call, the COMPANY shall contemporaneously deliver, time being of the essence of this provision, a copy of its notice, together with a bank cashier's check, Bank Secretary's or Treasurer's check, or its certified check, in the full amount of the redemption price, to Robert Salad, Esq., the Escrow Agent. The Escrow Agent shall promptly advise CONSULTANT of the receipt of such funds and CONSULTANT shall deliver to the Escrow Agent certificates for sufficient shares to meet the Call, together with a blank stock power with Medallion guarantee. The Escrow Agent shall send such certificate(s) and power to the COMPANY's transfer agent with instructions to transfer 5,208 shares to the COMPANY and return the balance, in the name of CONSULTANT, to the Escrow Agent for return to the CONSULTANT.

      16. MUTUAL COVENANT NOT TO SUE/CROSS-INDEMNIFICATION. (a) Except for specific breaches of this Agreement, or in the event of fraud, gross negligence, or malfeasance, the parties hereby covenant that neither shall sue the other for any loss, claim, damage, or liability arising out of the performance of the consulting services contemplated herein.

(b) Each party hereby indemnifies the other against, and agrees to hold the other harmless from, any losses, claims, damages, or liabilities arising out of the performance of the consulting services, except insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon specific breaches of this Agreement or fraud, gross negligence, or malfeasance.

      17. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

      18. BENEFIT. The rights and obligations of COMPANY and/or MAJOR under this Agreement shall inure to the benefit of, and shall be binding upon, their successors and assigns. The protection of Part IV shall inure to the benefit of COMPANY, MAJOR and any successors and assigns.

      19. LIMITATION OF LIABILITY OF CONSULTANT. The liability of CONSULTANT to the COMPANY and/or MAJOR in the event of a breach of this Agreement by the CONSULTANT shall be limited to the shares issued to CONSULTANT pursuant to Part II for its services hereunder.

      20. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail to the principal office of the other party.

      21. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may be modified only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      22. APPLICABLE LAW/VENUE AND JURISDICTION. This Agreement shall be governed for all purposes by the laws of Gibraltar, without giving effect to the conflict of laws principles thereof. In the event of any litigation with respect to the interpretation of this Consulting Agreement, or a claimed breach of this Consulting Agreement, or for any other matter arising out of this Consulting Agreement, directly or indirectly, venue and jurisdiction shall be exclusively vested in the courts of Gibraltar having jurisdiction over the subject matter and each of the parties hereby waives any claim to venue or jurisdiction in any other place or court and irrevocably submit to the jurisdiction of any court sitting in Gibraltar.

      23. COUNTERPARTS/FACSIMILE. This Agreement may be executed in any number of identical counterparts, each of which, when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Agreement may be executed by facsimile and such facsimile signatures shall be deemed to be originals.

      24. ASSIGNMENT/DELEGATION. Except for delegation of duties to officers, directors, employees, agents and consultants, CONSULTANT shall not delegate it duties hereunder to any other entity. Subject to any applicable securities laws, rules and regulations, CONSULTANT may assign or anticipate its receipt of any shares hereunder, prior to delivery by the Escrow Agent, subject to the provisions of Paragraph 15 above. COMPANY nay not assign its rights hereunder to any party other than MAJOR.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto set their hands and seals as of the day and year hereinabove written.

                                          FIDELITY HOLDINGS, INC.

ATTEST:

                                          By: /s/ Bruce Bendell
                                              ----------------------------------
                                              Bruce Bendell, Chairman

/s/ Christine Feiner
-------------------------
Secretary

                                          MAJOR AUTOMOTIVE GROUP, INC.

ATTEST:

                                          By: /s/ Bruce Bendell
                                              ----------------------------------
                                              Bruce Bendell, Chairman

/s/ Christine Feiner
-------------------------
Secretary

                                          CLEMONT INVESTMENTS LTD.

ATTEST:

                                          By: /s/ Robert Salad
                                              ----------------------------------

-------------------------
Secretary